PERSONAL LOAN TERMINATION AGREEMENT
THIS PERSONAL LOAN TERMINATION AGREEMENT (this “Termination Agreement”) is made this March 12, 2026, by and between Sigurgeir “Ziggy” Jonsson (“Borrower”) and Better Home & Finance Holding Company. (“Lender”) (each a “Party” and together the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Notes (as defined below).
RECITALS
    WHEREAS, Lender and Borrower entered into that Security Agreement, dated as of January 25, 2021 (the “Security Agreement”) and that Promissory Note, dated as of January 25, 2021 (the “Note”), pursuant to which Lender extended to Borrower a loan in the principal amount of $1,771,000 (the “Loan”);
    WHEREAS, pursuant to Section 9 of the Note, Lender has (a) personal recourse against Borrower as to 51% of the aggregate principal amount of the Loan evidenced by the Note, which as of the date hereof is equal to $903,210, plus any accrued and unpaid interest thereon (the “Recourse Portion”), and (b) no personal recourse against Borrower as to any remaining additional amounts due under the Loan evidenced by the Note that exceed the Recourse Portion, which is equal to $867,790 as of the date hereof (the “Non-Recourse Portion”);
    WHEREAS, Borrower pledged 21,396 shares of Lender’s Class B common stock, reflected for certain adjustments (the “Pledged Shares”), as collateral for the repayment of the Loan pursuant to the Security Agreement, and all of the Pledged Shares have vested;
    WHEREAS, Borrower desires to transfer and Lender desires to receive all of the Pledged Shares and apply the Fair Market Value (as defined in the Note) of such transferred Pledged Shares against Borrower’s obligations under the Note, in accordance with the terms of Section 9 of the Note, and that such transfer shall constitute full and final satisfaction of the Loan and all obligations of Borrower under the Note;
    WHEREAS Borrower and Lender acknowledge that the Fair Market Value of each vested Pledged Share is $39.93 per share, based on the closing stock price of Lender’s Class A common stock on March 11, 2026, which equals 21,396 Pledged Shares with an aggregate Fair Market Value equal to $854,342 (the “Aggregate Pledged Share FMV”);
    WHEREAS, Borrower desires to transfer and Lender desires to receive and cancel each of the vested Pledged Shares in full and final satisfaction of the Loan and accrued interest thereon under the Note, notwithstanding the Aggregate Pledge Share FMV may be insufficient to fulfill the total amount owed under the Loan; and
    WHEREAS, after giving effect to the foregoing provisions, the Parties hereto desire to terminate and extinguish the Loan and terminate and cancel the Security Agreement and Note.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Termination Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
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1. Transfer and Satisfaction. Effective as of the date hereof and in accordance with Section 9 of the Note, Borrower shall transfer to Lender and Lender shall receive all of the Pledged Shares in full and final satisfaction thereof. As of the date hereof, Borrower’s rights as a stockholder with respect to the transferred Pledged Shares shall cease and Borrower shall execute and deliver to Lender any necessary forms required by Lender to effectuate the transfer of the Pledged Shares contemplated by this Termination Agreement.
2. Termination of Note and Security Agreement. After giving effect to the transfer of the Pledged Shares, the Note and Security Agreement shall be terminated and deemed null and void in all respects as of the date hereof such that no Party shall have any continuing right, duty, obligation or liability under either the Note or Security Agreement; provided that the Restricted Stock Purchase Agreement, dated as of January 25, 2021, by and between Borrower and Lender shall continue and remain outstanding.
3. Representations of Borrower. As of the date hereof, Borrower is the sole record and beneficial owner of the Pledged Shares. Borrower has all requisite power and authority to enter into this Termination Agreement and consummate the transactions contemplated hereby.
4. Tax Matters. Borrower has reviewed with Borrower’s tax advisors the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by this Termination Agreement. Borrower shall be responsible for any federal, state, local, non-U.S. tax or other tax assessed by tax authorities with respect to the matters contemplated by this Termination Agreement. Notwithstanding the foregoing, Lender agrees to reimburse Borrower for the taxes incurred by Borrower as a direct result of (x) Borrower’s transfer of the Pledged Shares to Lender and any taxes required to be withheld as a result of such reimbursement and (y) the discharge, cancellation or deemed cancellation of any portion of the Loan balance that is not satisfied or covered by the value of the Pledged Shares.
5. Miscellaneous.
(a) This Termination Agreement and all claims and causes of action arising out of or relating to this Termination Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to its conflict of laws principles.
(b) This Termination Agreement may be signed in any number of counterparts (including by electronic means) with the same effect as if the signatures thereto and hereto were upon the same instrument. This Termination Agreement shall become effective when each Party shall have delivered a counterpart hereof signed by such Party. No provision of this Termination Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.
(c) This Termination Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors.
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IN WITNESS WHEREOF, the Parties have or have caused their duly authorized representatives to execute and deliver this Termination Agreement as of the date first written above.

BETTER HOME & FINANCE HOLDING COMPANY By: _/s/ Paula Tuffin_________________ Name: Paula Tuffin Title: General Counsel, Chief Compliance Officer and Secretary

SIGURGEIR JONSSON _/s/ Sigurgeir Jonsson___________________